Exhibit 19

  Ford Credit Auto Owner Trust 2005-B
  Monthly Servicing Report

  Collection Period                                                                                                  December, 2005
  Distribution Date                                                                                                       1/17/2006
  Transaction Month                                                                                                               9

  I. ORIGINAL DEAL PARAMETERS
  ---------------------------
                                          Dollar Amount       # of Contracts
  Original Portfolio:                  $3,199,999,975.21              169,768
  Original Securities:                                             Dollar Amount          Coupon              Legal Final Maturity
   Class A-1 Notes                                                 $486,000,000.00         3.150%                 December 15, 2005
   Class A-2 Notes                                                  990,000,000.00         3.780%                September 15, 2007
   Class A-3 Notes                                                  881,000,000.00         4.170%                  January 15, 2009
   Class A-4 Notes                                                  470,165,000.00         4.380%                  January 15, 2010
   Class B Notes                                                     89,279,000.00         4.640%                    April 15, 2010
   Class C Notes                                                     59,519,000.00         4.830%                   August 15, 2010
   Class D Certificates                                              59,519,000.00         6.780%                September 15, 2011
                                                                     -------------
      Total                                                      $3,035,482,000.00



  II. COLLECTIONS
  ---------------
  Interest:                                                Simple Interest Loans       Precomputed Loans                     Total
  Interest Collections                                               $8,787,071.44                    $0.00           $8,787,071.44
  Repurchased Loan Proceeds Related to Interest                             882.48                     0.00                  882.48
                                                                            ------                     ----                  ------
      Total                                                          $8,787,953.92                    $0.00           $8,787,953.92
  Servicer Advances:
  Principal Advances                                                         $0.00                    $0.00                   $0.00
  Interest Advances                                                   1,984,606.77                     0.00            1,984,606.77
                                                                      ------------                     ----            ------------
      Total                                                          $1,984,606.77                    $0.00           $1,984,606.77
  Principal:
  Principal Collections                                             $53,014,050.26                    $0.00          $53,014,050.26
  Prepayments in Full                                                28,532,947.72                     0.00           28,532,947.72
  Prepayments in Full Due to Administrative Repurchases                       0.00                     0.00                    0.00
  Repurchased Loan Proceeds Related to Principal                        159,611.47                     0.00              159,611.47
  Payahead Draws                                                              0.00                     0.00                    0.00
                                                                              ----                     ----                    ----
      Total                                                         $81,706,609.45                    $0.00          $81,706,609.45
  Liquidation Proceeds                                                                                                $1,257,902.93
  Recoveries from Prior Month Charge-Offs                                                                                 31,269.21
                                                                                                                          ---------
      Total Principal Collections                                                                                    $82,995,781.59
  Principal Losses for Collection Period                                                                              $2,350,606.08
  Total Regular Principal Reduction                                                                                  $84,057,215.53
  Total Collections                                                                                                  $93,768,342.28



  III. FUNDS AVAILABLE FOR DISTRIBUTION
  -------------------------------------
  Total Collections                                                                                                  $93,768,342.28
  Reserve Account Release                                                                                                      0.00
  Reserve Account Draw                                                                                                         0.00
  Clean-up Call                                                                                                                0.00
                                                                                                                               ----

      Total                                                                                                          $93,768,342.28






                                                          Page 1



  Ford Credit Auto Owner Trust 2005-B
  Monthly Servicing Report

  Collection Period                                                                                                  December, 2005
  Distribution Date                                                                                                       1/17/2006
  Transaction Month                                                                                                               9

  IV. DISTRIBUTIONS
  -----------------
  Servicing Fee:                                Amount Due          Amount Paid            Shortfall
   Total Amount                               $1,968,235.44        $1,968,235.44                $0.00
   Amount per $1,000 of Original Balance               0.65                 0.65                 0.00





                                                                                                                      Change in
  Noteholders Interest:            Amount Due          Amount Paid           Shortfall  Carryover Shortfall Carryover Shortfall
   Class A1 Notes                         $0.00               $0.00                  $0.00                $0.00               $0.00
   Class A2 Notes                  1,991,465.23        1,991,465.23                   0.00                 0.00                0.00
   Class A3 Notes                  3,061,475.00        3,061,475.00                   0.00                 0.00                0.00
   Class A4 Notes                  1,716,102.25        1,716,102.25                   0.00                 0.00                0.00
   Class B Notes                     345,212.13          345,212.13                   0.00                 0.00                0.00
   Class C Notes                     239,563.98          239,563.98                   0.00                 0.00                0.00
                                     ----------          ----------                   ----                 ----                ----
      Total                       $7,353,818.59       $7,353,818.59                  $0.00                $0.00               $0.00

  Certificateholders Interest:

   Class D Certificates                $336,282.35         $336,282.35               $0.00                $0.00               $0.00
                                       -----------         -----------               -----                -----               -----

  Total Note and Cert. Interest:     $7,690,100.94       $7,690,100.94               $0.00                $0.00               $0.00

  Total Available for Principal Distribution $84,110,005.90
  Principal Distribution Amounts
   First Priority Distribution Amount                 $0.00
   Second Priority Distribution Amount                 0.00
   Third Priority Distribution Amount          9,924,934.48
   Regular Principal Distribution Amount      66,297,253.27
                                              -------------
      Principal Distribution Amount          $76,222,187.75

  Noteholder Principal Distributions:
   Class A1 Notes                                                 $0.00
   Class A2 Notes                                         76,222,187.75
   Class A3 Notes                                                  0.00
   Class A4 Notes                                                  0.00
   Class B Notes                                                   0.00
   Class C Notes                                                   0.00
                                                                   ----
      Total Note Principal Paid                          $76,222,187.75

  Certificateholder Principal Distributions:
   Class D Certificates                                           $0.00
                                                                  -----

  Total Note and Certificate Principal Paid:             $76,222,187.75

  Collections Released to Seller                          $7,887,818.15
  Reserve Release                                                 $0.00
  Total Available for Distribution           $93,768,342.28
  Total Distribution (incl. Servicing Fee)   $93,768,342.28

  Ford Credit Auto Owner Trust 2005-B
  Monthly Servicing Report

  Collection Period                                                                                                  December, 2005
  Distribution Date                                                                                                       1/17/2006
  Transaction Month                                                                                                               9


  V. DISTRIBUTION PER $1,000 OF ORIGINAL BALANCE
  ----------------------------------------------
                                                            Principal                Interest                   Total
                                                         Distribution            Distribution             Distribution
  Class A1 Notes                                                $0.00                   $0.00                    $0.00
  Class A2 Notes                                                76.99                    2.01                    79.00
  Class A3 Notes                                                 0.00                    3.48                     3.48
  Class A4 Notes                                                 0.00                    3.65                     3.65
  Class B Notes                                                  0.00                    3.87                     3.87
  Class C Notes                                                  0.00                    4.03                     4.03
                                                                 ----                    ----                     ----
      Total Notes                                              $25.61                   $2.47                   $28.08

  Class D Certificates                                          $0.00                   $5.65                    $5.65
                                                                -----                   -----                    -----

  Total Notes and Certificates:                                $25.11                   $2.53                   $27.64


  VI. POOL BALANCE AND PORTFOLIO INFORMATION
  ------------------------------------------
                                                  Beginning of Period                                 End of Period
                                                     Balance       Pool Factor                      Balance        Pool Factor

  Aggregate Balance of Notes                $2,132,174,183.23       0.7164653              $2,055,951,995.48        0.6908527

  Class A1 Notes                                         0.00       0.0000000                           0.00        0.0000000
  Class A2 Notes                               632,211,183.23       0.6385972                 555,988,995.48        0.5616050
  Class A3 Notes                               881,000,000.00       1.0000000                 881,000,000.00        1.0000000
  Class A4 Notes                               470,165,000.00       1.0000000                 470,165,000.00        1.0000000
  Class B Notes                                 89,279,000.00       1.0000000                  89,279,000.00        1.0000000
  Class C Notes                                 59,519,000.00       1.0000000                  59,519,000.00        1.0000000
  Class D Certificates                          59,519,000.00       1.0000000                  59,519,000.00        1.0000000
                                                -------------       ---------                  -------------        ---------

      Total                                 $2,191,693,183.23       0.7220248              $2,115,470,995.48        0.6969144


  Portfolio Information
  Weighted Average Coupon (WAC)                          5.46%                                           5.45%
  Weighted Average Remaining Maturity (WAM)              44.78                                           43.93
  Remaining Number of Receivables                      143,702                                         141,197
  Portfolio Receivable Balance               $2,361,882,530.09                               $2,277,825,314.56



  VII. OVERCOLLATERALIZATION INFORMATION
  --------------------------------------
  Specified Overcollateralization Amount                                                                      $6,778,253.27
  Specified Credit Enhancement Amount                                                                        $22,778,253.15
  Yield Supplement Overcollateralization Amount                                                             $155,576,065.81
  Target Level of Overcollateralization                                                                     $162,354,319.08

  Ford Credit Auto Owner Trust 2005-B
  Monthly Servicing Report

  Collection Period                                                                                                  December, 2005
  Distribution Date                                                                                                       1/17/2006
  Transaction Month                                                                                                               9

  VIII. RECONCILIATION OF RESERVE ACCOUNT
  ---------------------------------------
  Beginning Reserve Account Balance                                                                          $15,999,999.88
  Specified Reserve Account Balance                                                                           15,999,999.88
  Reserve Release Amount                                                                                               0.00
  Reserve Account Draws                                                                                                0.00
  Interim Reserve Account Balance                                                                             15,999,999.88
  Reserve Account Deposits Made                                                                                        0.00
                                                                                                                       ----
  Ending Reserve Account Balance                                                                             $15,999,999.88
  Change in Reserve Account Balance                                                                                   $0.00

  IX. NET LOSS AND DELINQUENCY ACCOUNT ACTIVITY
  ---------------------------------------------

  Liquidation Proceeds                                                                                                $1,257,902.93
  Recoveries from Prior Month Charge-Offs                                                                                $31,269.21
  Total Principal Losses for Collection Period                                                                        $2,350,606.08
  Charge-off Rate for Collection Period (annualized)                                                                          0.54%
  Cumulative Net Losses for all Periods                                                                               $5,531,048.74


  Delinquent Receivables:                                                            # of Contracts                         Amount
  31-60 Days Delinquent                                                                         1,422                $23,929,986.21
  61-90 Days Delinquent                                                                           138                 $2,426,331.16
  91-120 Days Delinquent                                                                           75                 $1,382,120.34
  Over 120 Days Delinquent                                                                         69                 $1,363,858.45

  Repossesion Inventory                                                                           173                 $3,395,095.09


  Ratio of Net Losses to the Average Pool Balance:
  Second Preceding Collection Period                                                                                        0.4842%
  Preceding Collection Period                                                                                               0.4160%
  Current Collection Period                                                                                                 0.5491%
  Three Month Average                                                                                                       0.4831%

  Ratio of 60+ Delinquent Contracts to Outstanding Receivables:

  Preceding Collection Period                                                                                               0.1872%
  Current Collection Period                                                                                                 0.1997%
  Three Month Average                                                                                                       0.1796%













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



  Ford Credit Auto Owner Trust 2005-B
  Monthly Servicing Report

  Collection Period                                                                                                  December, 2005
  Distribution Date                                                                                                       1/17/2006
  Transaction Month                                                                                                               9

  Worksheet Information
  ---------------------

  Servicer Advances                                                           Simple Interest Loans              Precomputed Loans
  Beginning Servicer Advances                                                           $5,092,679.12                         $0.00
  New Advances                                                                           1,965,037.88                          0.00
  Servicer Advance Recoveries                                                            1,633,638.95                          0.00
                                                                                         ------------                          ----
  Ending Servicer Advances                                                              $5,424,078.05                         $0.00

  Current Month Interest Advances for Prepaid Loans                                        $19,568.89                         $0.00

  Payahead Account
  Beginning Payahead Account Balance                                                                                          $0.00
  Additional Payaheads                                                                                                         0.00
  Payahead Draws                                                                                                               0.00
                                                                                                                               ----
  Ending Payahead Account Balance                                                                                             $0.00
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